EXHIBIT 23.9


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 16, 1996, for Nashville Vault Company, Ltd. included in Iron Mountain Incorporated's Form S-4/A filed with the Securities and Exchange Commission on May 13, 1997, and to all references to our Firm included in this registration statement.




                                                       Geo. S. Olive & Co. LLC



Indianapolis, Indiana
January 5, 1998